UiPath Announces Executive Leadership Changes, Appoints New Board Member

Hitesh Ramani Promoted to Chief Financial Officer

Ashim Gupta to Continue as Chief Operating Officer

Brad Brubaker Named Chief Legal & Administrative Officer
Appoints Yazdi Bagli to Board of Directors

NEW YORK—Sept. 3, 2026—UiPath, Inc. (NYSE: PATH), a leader in business orchestration and automation, today announced a series of changes to its executive leadership team, along with the appointment of Yazdi Bagli to its Board of Directors.
The changes reflect UiPath's continued momentum and strengthen the leadership team to support the Company's next phase of growth as the Company scales its business orchestration and automation platform.

•Hitesh Ramani Promoted to Chief Financial Officer - Hitesh Ramani joined UiPath in 2021 as Chief Accounting Officer (CAO) and expanded his role to Deputy Chief Financial Officer in 2024. In his expanded role as UiPath Chief Financial Officer, Hitesh will lead the company’s global financial and accounting organization. He has more than 25 years of accounting and finance leadership experience, including two decades at Deloitte, where he was a partner serving large SEC registrants and private equity portfolio companies.

•Ashim Gupta to Continue as Chief Operating Officer – With Ramani’s promotion to CFO, Ashim Gupta will retain his role as Chief Operating Officer, where he will focus exclusively on the day-to-day operations of the company, driving greater discipline and consistency across our go-to-market organization, strengthening execution across functions, and leading key strategic priorities across the business. Gupta joined UiPath in 2018 as Chief Customer Success Officer, and was named Chief Financial Officer in 2019, leading the company through its 2021 initial public offering and taking on the additional role of Chief Operating Officer in 2024. Prior to joining UiPath, Gupta spent nearly two decades at General Electric in senior finance leadership roles, including CFO of GE Water.

•Brad Brubaker Named Chief Legal & Administrative Officer - Brad Brubaker has been named Chief Legal & Administrative Officer, an expansion of his current position as Chief Legal Officer and General Counsel. In this role, Brubaker will now also oversee the company’s People Organization; UiPath Chief People Officer Agi Garaba will continue to lead the company’s People organization, including HR and talent, reporting into Brubaker. Brubaker joined UiPath in 2019 after spending more than 25 years at SAP, most recently as General Counsel of SAP's Global Field Legal organization, leading a team of more than 300 legal professionals across 20 countries.

“As our business has grown, we’ve increasingly focused on execution as a growth driver—for our product roadmap, our business, and ultimately, customer success,” said Daniel Dines, UiPath Founder and Chief Executive Officer. “Our planned leadership changes are a logical next step for our team, reflect the strength and depth of our leadership bench, and position us to operate with even greater speed and accountability. Ashim, Hitesh, and Brad have each played critical roles in building UiPath into the company it is today, and I’m excited for their continued leadership as we execute against the significant opportunity ahead of us in business orchestration and automation.”

In addition, UiPath appointed Yazdi Bagli to its Board of Directors, effective today. Bagli is Executive Vice President, IT and Enterprise Business Services at Kaiser Permanente (and currently on a leave of absence while pursuing a fellowship at Harvard University). Prior to beginning his fellowship, Bagli led Kaiser Permanente’s IT function and a broad portfolio of enterprise functions and shared services, reporting directly to Kaiser Permanente's chair and CEO and sitting on its National Executive Team. He joined Kaiser Permanente in 2020 from Walmart, where he led enterprise business services and shared IT functions, and previously spent more than 20 years at Procter & Gamble in global IT and business transformation leadership roles across four countries. Bagli holds a bachelor's degree in electrical engineering from Shivaji University and an MBA from the University of Mumbai and completed the IT Strategy executive education program at Harvard Business School.

Added Dines, “I’m thrilled to have someone with Yazdi’s deep technology leadership expertise and large-scale operational discipline join our Board. His experience leading enterprise IT and shared services transformation at organizations like Kaiser Permanente, Walmart and P&G gives him a clear-eyed view of what it takes to modernize how large enterprises operate—exactly the perspective we want as we help our customers put AI agents to work at scale."

About UiPath
UiPath (NYSE: PATH) is a leader in business orchestration and automation, trusted by organizations worldwide to transform enterprise complexity into intelligent, secure operations where AI agents reason, robots act, and people lead. Built for the modern enterprise and the world's most regulated industries, UiPath integrates automation, orchestration, AI, and testing into governed, scalable workflows—unlocking innovation at the speed of business while delivering the controls and compliance enterprise leaders demand. Visit www.uipath.com for more information.

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